Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS VYYO INC. HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED PROMISSORY NOTE

$6,500,000	16 December 2005

FOR VALUE RECEIVED AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN, VYYO INC., a Delaware Corporation (hereinafter the “MAKER”), hereby promises to pay to SYNTEK CAPITAL AG (hereinafter the “PAYEE”), in United States of America currency, the sum of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000.00), without interest.

THIS AMENDED PROMISSORY NOTE (“Amended Note”) REPLACES AND SUPERCEDES IN ITS ENTIRETY THAT PROMISSORY NOTE DATED JUNE 30, 2004 BY THE MAKER TO PAYEE (the “Original Note”), WHICH ORIGINAL NOTE SHALL BE DEEMED AND IS HEREBY CANCELLED.

The entire principal amount under this Amended Note shall be due and payable in full on March 31, 2008, unless accelerated pursuant to the terms of this Note. All past due principal on this Note shall bear interest from maturity (whether at scheduled maturity, upon acceleration of maturity following a default under this Amended Note or otherwise) until paid at the lesser of (i) the rate of 12-momth LIBOR plus six (6) percent per annum or (ii) the highest rate for which MAKER may legally contract under applicable law. All payments hereunder shall be payable in lawful money of the United States of America, which shall be legal tender for public and private debts at the time of payments.

The MAKER shall have the right to prepay all or any part of the unpaid principal of this Amended Note from time to time without any penalty or premium.

If MAKER breaches this Amended Note, it shall pay all costs and reasonable attorneys’ fees incurred by PAYEE in connection with such breach, whether or not any litigation is commenced.

1. Cancellation of Amended Note. Notwithstanding anything contained in this Amended Note to the contrary, this Amended Note shall be cancelled immediately upon the occurrence of any of the following:

(a) In the event the Combined Revenue (defined below) of the MAKER (inclusive of all subsidiaries thereof) equals or exceeds $60 million and MAKER’s (inclusive of all subsidiaries) Gross Margin equals or exceeds 35%, for either the fiscal year ending December 31, 2006 or December 31, 2007, the Amended Note shall be canceled.

For purposes of this Amended Note, “Combined Revenue” shall mean the revenue of the MAKER (inclusive of all subsidiaries) for either the fiscal year ending December 31, 2006 or the fiscal year ending December 31, 2007 derived from (i) all products sold, currently under development or to be developed by the MAKER (and its subsidiaries) for either the fiscal year ending December 31, 2006 or the fiscal year ending December 31, 2007 and (ii) the products now sold, currently under development or to be developed by Xtend Networks Ltd. for either the fiscal year ending December 31, 2006 or the fiscal year ending December 31, 2007, respectively. The definition of “Combined Revenue” shall exclude any revenue attributable to a target company that may be acquired by the MAKER (and its subsidiaries) after the effective date of this Amended Note. For purposes of this Amended Note, “revenue” and “Gross Margin” shall be determined by US Generally Accepted Accounting Principles (“US GAAP”), consistently applied and as reported by MAKER in its filings with the US Securities and Exchange Commission.

(b) Beginning on the first day that Vyyo common stock closes at or above $18.00 per share and at any time thereafter, a sale by PAYEE of all of the Remaining Shares at an average sales price at or above $18.00 per share;

(c) The inclusion of all of the Remaining Shares in a successfully concluded secondary offering (on Form

S-3 or otherwise) at an offering price at or above $18 per share in which PAYEE either (i) sells all of the Remaining Shares or (ii) is provided an opportunity to sell all the Remaining Shares into such secondary offering and elects not to sell, provided that such successfully concluded secondary offering included no fewer than the number of Remaining Shares; or

(d) the receipt by PAYEE of a bona fide offer for the purchase of all of the Remaining Shares at an average sales price at or above $18 per share.

For purposes of this provision, the term “Remaining Shares” shall be those shares of Vyyo common stock held by PAYEE that were purchased or received by PAYEE on or about June 30, 2004 upon the sale by PAYEE of all of the shares of stock it held in Xtend Networks, Ltd. For the purposes of subparagraph (d), above, a “bona fide offer” shall mean a fully funded and unconditional offer for purchase by one or more buyers who has/have provable and sufficient financial resources to purchase all of the Remaining Shares for cash within a commercially reasonable period of time from the date of offer, not to exceed thirty (30) days.

2. Events of Default. The entire unpaid principal balance of this Amended Note shall immediately be due and payable at the option of the holder hereof upon the occurrence of any one or more of the following events (each, an “Event of Default”):

a.	MAKER fails to pay any amount due and payable in accordance with the terms of this Amended Note within five (5) days after such amount becomes due and payable.

b.	MAKER defaults in the punctual performance of any of the covenants, terms or provisions contained in this Amended Note.

c.	Any material representation, warranty or statement contained in this Amended Note proves to have been false in any material respect when made or furnished.

d.	MAKER’s dissolution, termination of existence or insolvency; the appointment of a receiver of all or substantially all of the property of MAKER; assignment for the benefit of creditors by MAKER, or the commencement of any proceeding under any bankruptcy or insolvency laws or against MAKER that results in the entering of an order for relief or which remains undismissed, undischarged or unbonded for a period sixty (60) days or more.

3. Security. As security for this Amended Note, on or before December 31, 2005, or simultaneous with the issuance of this Amended Note, whichever is later, MAKER shall deliver to PAYEE an irrevocable letter of credit (“LC”) in favor of PAYEE in the amount of Five Million Dollars ($5,000,000), in a form and drawn on a financial institution reasonably satisfactory to PAYEE. MAKER’S failure to deliver an LC in form and substance reasonably satisfactory to MAKER by such date shall cause this Amended Note to become due and payable immediately.

Notwithstanding the foregoing, the LC shall be cancelled in the event that any time after June 30, 2006, for 45 consecutive trading days (the “45 Consecutive Trading Days”) all of the following conditions shall exist:

(a)	the weighted average trading price of Vyyo common stock is equal to or higher than $18.00 per share;

(b)	the average daily trading volume of Vyyo common stock is higher than 150,000 shares per day; and

(c)	PAYEE is lawfully able to sell publicly in one transaction or in a series of transactions during such 45 Consecutive Trading Days all of its shares of Vyyo common stock without registration under the Act.

4. Remedies. Upon the occurrence of an Event of Default pursuant to Section 2 of this Amended Note, or at any time during the continuance of an Event of Default pursuant to Section 2, PAYEE may at its election declare the entire unpaid balance of this Amended Note and all other sums due under this Amended Note to be immediately due and payable, without setoff, notice or demand, and PAYEE may immediately and without demand exercise or cause to be exercised any rights and remedies provided in this Amended Note or which may be available to PAYEE at law, in equity, by statute, or otherwise, without further stay, any law, usage or custom to the contrary notwithstanding.

5. No Waiver; Cumulative Rights. No delay on the part of the holder of this Amended Note in the exercise of any power or right under this Amended Note or under any other instrument executed pursuant hereto shall operate as a waiver hereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

6. Representations and Warranties. MAKER hereby represents and warrants that: (a) All corporate action on the part of MAKER necessary for the authorization, execution and delivery of this Amended Note and the performance of all obligations of MAKER hereunder has been taken or will be taken prior to the execution of this Amended Note; and (b) This Amended Note constitutes the valid and legally binding obligation of MAKER, enforceable in accordance with its terms, except as that enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

7. Successors and Assigns. All of the stipulations, promises and agreements in this Amended Note made by or on behalf of MAKER shall bind the successors and assigns of MAKER, whether so expressed or not, and inure to the benefit of the successors and assigns of MAKER and PAYEE. Any assignee of MAKER or PAYEE shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof. Notwithstanding the foregoing, PAYEE may not assign this Amended Note to any person or entity other than to a wholly owned subsidiary without the express written consent of MAKER, which consent shall not be unreasonably withheld.

8. Severability. In the event any one or more of the provisions contained in this Amended Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Amended Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9. Governing Law. This Amended Note shall be governed as to its construction, interpretation and enforcement and in all other respects by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

10. Amendment. This Amended Note shall not be modified, amended or canceled except in writing by the MAKER and PAYEE or other assignee of this Amended Note.

11. Tax Withholding. MAKER may, if and to the extent reasonably believed to be required by law, withhold from each and every payment due under this Amended Note the amount of any income or other taxes due and required to be withheld from each such payment. MAKER will furnish and make available to PAYEE relevant receipts regarding the payment of any taxes withheld and paid over to any taxing authority on behalf of PAYEE.

12. Waiver. MAKER and all endorsers, sureties and guarantors of this Amended Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to the holder hereof.

IN WITNESS WHEREOF, the MAKER has caused this Amended Promissory Note to be duly executed.

VYYO INC.

By:	/s/ Andrew P. Fradkin
Andrew P. Fradkin
Its:	Secretary and General Counsel

Agreed to and accepted by:

Syntek Capital AG

By:	/s/ Sam Humphreys
Sam Humphreys

/s/ Paolo Giacometti
Paolo Giacometti